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                                                                 EXHIBIT 23.1

                   CONSENT OF LARRY E. NUNN & ASSOCIATES, LLC

We consent to the incorporation by reference in the Registration Statement on Form S-8 (registration number 333-53863), and in the related Prospectus, of Unified Financial Services, Inc. of our report dated February 12, 1999, with respect to the consolidated financial statements of the Company as of and for the years ended December 31, 1998 and 1997, appearing in the Company's Annual Report on Form 10-KSB for the year ended December 31, 1998.



/s/ Larry E. Nunn & Associates, LLC
Columbus, Indiana
April 8, 1999